                                                                     EXHIBIT (J)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-50832 of Financial Investors Variable Insurance Trust of our report dated August 23, 2001 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in such Statement of Additional Information.

/s/ Deloitte & Touche, LLP

Denver, Colorado
August 23, 2001